Exhibit 25

PRIVILEGED and CONFIDENTIAL

Execution Version

Deed of Adherence

This Deed of Adherence (this “Deed”) is entered into on October 26, 2020

BY:

(a) Biomedical Treasure Limited (“Biomedical Treasure”), an exempted company with limited liability organized and existing under the Laws of Cayman Islands;

(b) Biomedical Future Limited (“Biomedical Future”), an exempted company with limited liability organized and existing under the Laws of Cayman Islands; and

(c) Biomedical Development Limited (“Biomedical Development,” and together with Biomedical Treasure and Biomedical Future, collectively, the “Management SPVs” and each, a “Management SPV”), an exempted company with limited liability organized and existing under the Laws of Cayman Islands.

RECITALS:

(A)         On September 18, 2019, that certain consortium agreement (as amended by the amendment No. 1 thereto (the “Amendment No. 1”) dated as of January 23, 2020 and an exclusivity extension letter dated as of September 16, 2020, as joined by Mr. Joseph Chow as a party thereto pursuant to a deed of adherence dated as of September 16, 2020 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Consortium Agreement”) was entered into by and among the parties listed on Annex A to this Deed (the “Existing Parties”), pursuant to which the Existing Parties proposed to, among other things, undertake the Transaction (as defined in the Consortium Agreement).

(B)          Each Management SPV will be admitted to the Buyer Consortium (as defined in the Consortium Agreement) as an “Additional Party” and will be designated as an “Initial Consortium Member” pursuant to Section 1.4 of the Consortium Agreement.

(C)          On or around the date hereof, PW Medtech Group Limited (普华和顺集团公司) (“PWM”) entered into a share purchase agreement with each of Biomedical Treasure and Biomedical Future (as may be amended, restated, supplemented or otherwise modified from time to time, each, a “PWM SPA” and collectively, the “PWM SPAs”), pursuant to which PWM has agreed to sell to each of Biomedical Treasure and Biomedical Future, and each of Biomedical Treasure and Biomedical Future has agreed to purchase from PWM, 3,750,000 Ordinary Shares (as defined in the Consortium Agreement) and 660,833 Ordinary Shares, respectively.

(D)           On or around the date hereof, Double Double Holding Limited (“Double Double”) entered into a share purchase agreement with Biomedical Development (as may be amended, restated, supplemented or otherwise modified from time to time, the “Double Double SPA”), pursuant to which Double Double has agreed to sell to Biomedical Development, and Biomedical Development has agreed to purchase from Double Double, 775,000 Ordinary Shares.

(E)            Each Management SPV now wishes to participate in the Transaction contemplated under the Consortium Agreement as a member of the Buyer Consortium by executing this Deed, and to be bound by the terms of the Consortium Agreement as an Initial Consortium Member thereto.

THIS DEED WITNESSES as follows:

1.	Defined Terms And Construction

(a)	Capitalized terms used but not defined herein shall have the meaning set forth in the Consortium Agreement.

(b)	This Deed shall be incorporated into the Consortium Agreement as if expressly incorporated into the Consortium Agreement.

2.	Undertakings

(a)	Assumption of obligations

Each Management SPV undertakes to each other Party to the Consortium Agreement that it will, with effect from the date hereof and subject to Section 2(b) below, perform and comply with each of the obligations of an Initial Consortium Member as if it had been an Initial Consortium Member under the Consortium Agreement at the date of execution thereof and the Existing Parties agree that where there is a reference to a “Initial Consortium Member” it shall be deemed to include a reference to such Management SPV and with effect from the date hereof, all the rights of an Initial Consortium Member provided under the Consortium Agreement will be accorded to such Management SPV as if such Management SPV had been an Initial Consortium Member under the Consortium Agreement at the date of execution thereof.

(b)	Contemplated Ownership Percentage

Each Management SPV agrees that (A) the number of Rollover Securities of such Management SPV (if the transactions contemplated by the applicable PWM SPA or the Double Double SPA are consummated pursuant to their respective terms prior to the Closing), (B) solely with respect to Biomedical Treasure or Biomedical Future, the amount of Cash Contribution proposed to be made by such Management SPV (if the transactions contemplated by the applicable PWM SPA are not consummated pursuant to their respective terms prior to the Closing) and (C) the Contemplated Ownership Percentage of such Management SPV, are, in each case, set forth in Schedule A hereto. For the avoidance of doubt, each Management SPV shall have no obligations to contribute under Section 1.3(b) and Article V of the Consortium Agreement with respect to any Ordinary Share until the transactions contemplated by the applicable PWM SPA or the Double Double SPA are consummated.

3.	Representations And Warranties

(a)	Each Management SPV represents and warrants to each of the other Parties as follows:

(1)	Status

Such Management SPV is a company duly organized, established and validly existing under the Laws of the jurisdiction stated in the preamble of this Deed and it has all requisite power and authority to own, lease and operate its assets and to conduct the business which it conducts.

(2)	Due Authorization

Such Management SPV has full power and authority to execute and deliver this Deed. The execution, delivery and performance of this Deed by it has been duly authorized by all necessary action on behalf of such Management SPV.

(3)	Legal, Valid and Binding Obligation

This Deed has been duly executed and delivered by such Management SPV and constitutes the legal, valid and binding obligation of such Management SPV, enforceable against it in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally and general principles of equity).

(4)	Ownership

Subject to the consummation of the transactions contemplated by the applicable PWM SPA or the Double Double SPA, such Management SPV will be the sole Beneficial Owner of and will have good and valid title to the Company Securities set forth opposite its name in Schedule B hereto, free and clear of any Liens, other than any Liens pursuant to this Deed, or arising under the memorandum or articles of association of the Company and transfer restrictions imposed by generally applicable securities Laws. Immediately after the consummation of the transactions contemplated by the applicable PWM SPA or the Double Double SPA, subject to the last sentence of this Section 3(a)(4), such Management SPV’s Company Securities listed in Schedule B hereto will constitute all of the Ordinary Shares, Company Options and Company Restricted Shares (and any other securities convertible, exercisable or exchangeable into or for any Ordinary Shares) Beneficially Owned or owned of record by it. Except as otherwise indicated on Schedule B hereto and subject to the consummation of the transactions contemplated by the applicable PWM SPA or the Double Double SPA, such Management SPV will be the sole record holder and Beneficial Owner of the Covered Securities and will have (i) the sole voting power, (ii) the sole power of disposition and (iii) the sole power to agree to all of the matters set forth in this Deed and the Consortium Agreement with respect to the Covered Securities. Such Management SPV has not taken any action described in Section 4.7 of the Consortium Agreement.

(5)	Reliance

Such Management SPV acknowledges that the Existing Parties have consented to the admission of such Management SPV to the Buyer Consortium on the basis of and in reliance upon (among other things) the representations and warranties in Sections 3(a)(1) to 3(a)(4) above, and the Existing Parties’ consent was induced by such representations and warranties.

4.	Miscellaneous

Article VIII (Notices), Section 7.2 (Confidentiality) and Section 10.8 (Governing Law and Venue) of the Consortium Agreement shall apply mutatis mutandis to this Deed.

[Signature page follows.]

IN WITNESS WHEREOF, each Management SPV has executed this Deed as a deed and delivered this Deed as of the day and year first above written.

EXECUTED AS A DEED BY	)

Biomedical Treasure Limited	)

)

)

)

By:	/s/ Joseph Chow )

Name:	Joseph Chow )

Title:	Director )

in the presence of

Signature:	/s/ Jianghua Zhu

Name:	Jianghua Zhu

Occupation:	Legal Director

Address:	18F, Jialong International Tower, No. 19 Chaoyang Park Road,

Chaoyang District, Beijing, 100125, China

Notice details:

Address:	18F, Jialong International Tower, No. 19 Chaoyang Park Road,

Chaoyang District, Beijing, 100125, China

Attention:	Joseph Chow

[Deed of Adherence Signature Page]

IN WITNESS WHEREOF, each Management SPV has executed this Deed as a deed and delivered this Deed as of the day and year first above written.

EXECUTED AS A DEED BY		)

Biomedical Future Limited		)

)

)

)

By:	/s/ Joseph Chow	)

Name:	Joseph Chow	)

Title:	Director	)

in the presence of

Signature:	/s/ Jianghua Zhu

Name:	Jianghua Zhu

Occupation: Legal Director

Address:	18F, Jialong International Tower, No. 19 Chaoyang Park Road,

Chaoyang District, Beijing, 100125, China

Notice details:

Address:	18F, Jialong International Tower, No. 19 Chaoyang Park Road,

Chaoyang District, Beijing, 100125, China

Attention: Joseph Chow

[Deed of Adherence Signature Page]

IN WITNESS WHEREOF, each Management SPV has executed this Deed as a deed and delivered this Deed as of the day and year first above written.

EXECUTED AS A DEED BY		)

Biomedical Development Limited		)

)

)

)

By:	/s/ Joseph Chow	)

Name:	Joseph Chow	)

Title:	Director	)

in the presence of

Signature:	/s/ Jianghua Zhu

Name: Jianghua Zhu

Occupation: Legal Director

Address:	18F, Jialong International Tower, No. 19 Chaoyang Park Road,

Chaoyang District, Beijing, 100125, China

Notice details:

Address:	18F, Jialong International Tower, No. 19 Chaoyang Park Road,

Chaoyang District, Beijing, 100125, China

Attention: Joseph Chow

[Deed of Adherence Signature Page]

Annex A

Schedule A
Contributions to Holdco and Contemplated Ownership Percentage

Schedule B
Beneficial Ownership of Company Securities